                                                                      Exhibit 13

                     AIG SunAmerica Life Assurance Company

                          Variable Annuity Account Five

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS



STANDARDIZED AND HYPOTHETICAL PERFORMANCE SINCE INCEPTION

The Average Annual Total Return for each period is determined by finding the average annual compounded rate of return over each period that would equate the initial amount invested to the ending redeemable value for that period, according to the following formulas:

            P(1 + T)/\(n) = ERV

            P = a hypothetical initial purchase payment of $1,000

            T = average annual total return for the period in question

            n = number of years

ERV = redeemable value (as of the end of the stated period in question) of a hypothetical $1,000 purchase payment made at the beginning of the 1-year, 5-year, or 10-year period in question (or fractional period thereof).

The formula assumes that: (1) all recurring fees have been charged to the contract owner's accounts; (2) all applicable non-recurring charges are deducted at the beginning of the period in question; and (3) there will be a complete redemption at the end of the period in question. The performance figures shown in the table above relate to the contract form containing the highest level of charges.

I. VARIABLE ANNUITY ACCOUNT FIVE: STANDARDIZED & HYPOTHETICAL 1-YEAR RETURNS

   CALCULATION OF ANNUAL RETURN

   Fund Value = 1000 (Ending Unit Value / Beginning Unit Value)

   Annual Return = (Fund Value / 1000) - 1

   UNIT VALUES - (not applicable)


                          Balanced   Conservative   Diversified   Focus Growth  Focus Growth
                           Growth       Growth     Fixed Income    And Income     Portfolio   Focus Technet   Focus Value*  Growth
                       ------------- ------------- ------------- ------------- -------------- -------------- -------------- -------
Fund Value                  $913.25       $947.85     $1,030.83       $911.25        $858.39       $520.70             N/A   $841.28
One Year Total Return        -8.68%        -5.21%         3.08%        -8.87%        -14.16%       -47.93%             N/A   -15.87%
Period Years                   1.00          1.00          1.00          1.00           1.00          1.00            1.00      1.00

                       International   Large Cap     Large Cap     Large Cap       Mid Cap                     Moderate
                           Equity      Composite      Growth         Value         Growth      Mid Cap Value    Growth     Small Cap
                       ------------- ------------- ------------- ------------- -------------- -------------- ------------  ---------
Fund Value                  $807.29       $848.98       $782.42       $913.05        $888.66     $1,098.78       $868.32    $932.03
One Year Total Return       -19.27%       -15.10%       -21.76%        -8.69%        -11.13%         9.88%       -13.17%     -6.80%
Period Years                   1.00          1.00          1.00          1.00           1.00          1.00          1.00       1.00


* 1-year returns for these portfolios are not available because the portfolios were not available for one full year.

II. VARIABLE ANNUITY ACCOUNT FIVE: STANDARDIZED & HYPOTHETICAL 5-YEAR RETURNS

    CALCULATION OF ANNUAL RETURN

    Fund Value =  1000 (Ending Unit Value / Beginning Unit Value)

    Annual Return = (Fund Value / 1000)/\(1/5) - 1

    UNIT VALUES - (Not applicable)


                         Balanced    Conservative   Diversified   Focus Growth  Focus Growth
                          Growth        Growth     Fixed Income*  And Income*    Portfolio*  Focus Technet*  Focus Value*   Growth
                       ------------- ------------- ------------- ------------- ------------ --------------- ------------ -----------
Fund Value                $1,057.37     $1,053.45           N/A           N/A         N/A          N/A             N/A    $1,067.23
Five Year Total Return        5.74%         5.35%           N/A           N/A         N/A          N/A             N/A        6.72%
Period Years                   5.00          5.00          5.00          5.00        5.00         5.00            5.00         5.00


                       International   Large Cap     Large Cap     Large Cap     Mid Cap                     Moderate
                          Equity*     Composite*      Growth*        Value*      Growth*     Mid Cap Value*   Growth      Small Cap*
                       ------------- ------------- ------------- ------------- ------------ --------------- ------------ -----------
Fund Value                      N/A           N/A           N/A           N/A         N/A          N/A       $1,064.83         N/A
Five Year Total Return          N/A           N/A           N/A           N/A         N/A          N/A           6.48%         N/A
Period Years                   5.00          5.00          5.00          5.00        5.00         5.00            5.00        5.00

* 5 - year returns for these portfolios are not available because the portfolios were not available for five full years.

IV. VARIABLE ANNUITY ACCOUNT FIVE: STANDARDIZED & HYPOTHETICAL LIFETIME RETURNS

    Fund Value = 1000 (30 - April - 2002 / Inception Date Unit Value)

    Annual Return = (Fund Value / 1000)/\(1/period) - 1

                           Balanced   Conservative  Diversified   Focus Growth  Focus Growth
                            Growth       Growth     Fixed Income   And Income    Portfolio    Focus Technet  Focus Value*   Growth
                           ---------  ------------  ------------  ------------  ------------  -------------  ------------  ---------
Fund Value                 $1,061.64   $1,057.22     $1,025.82      $857.75       $791.74        $469.62      $1,073.11    $1,071.64
Annualized Total Return
  Since Inception              6.16%       5.72%         2.58%      -14.22%       -20.83%        -53.04%          7.31%        7.16%
Period Years                    5.04        5.04          3.14         1.33          1.81           1.33           0.57         5.04

                           International  Large Cap  Large Cap  Large Cap   Mid Cap                   Moderate
                              Equity      Composite   Growth      Value     Growth    Mid Cap Value   Growth    Small Cap
                           -------------  ---------  ---------  ---------  ---------  -------------  ---------  ---------
Fund Value                    $921.17      $960.21    $927.23   $1,036.89  $1,062.01    $1,148.88    $1,068.76  $1,011.83
Annualized Total Return
  Since Inception              -7.88%       -3.98%     -7.28%       3.69%      6.20%       14.89%        6.88%      1.18%
Period Years                     3.17         3.17       3.17        3.17       3.17         3.17         5.04       3.17

* The "Annualized Total Return Since Inception" for all portfolios less than 1 year are not annualized.

IV. CALCULATION OF STANDARDIZED & HYPOTHETICAL ANNUAL RETURN

    UNIT VALUES:

                             Balanced  Conservative  Diversified   Focus Growth  Focus Growth
                              Growth      Growth     Fixed Income   And Income     Portfolio   Focus Technet  Focus Value   Growth
                             --------  ------------  ------------  ------------  ------------  -------------  -----------  --------
Inception Dates              04/15/97    04/15/97      03/10/99      12/29/00      07/07/00      12/29/00      10/04/01    04/15/97
Inception Date Unit Value      $10.00      $10.00        $10.00        $10.00        $10.00        $10.00        $10.00      $10.00
04/30/2002                     $10.62      $10.57        $10.26         $8.58         $7.92         $4.70        $10.73      $10.72

                             International   Large Cap   Large Cap  Large Cap   Mid Cap                    Moderate
                                Equity       Composite    Growth      Value      Growth    Mid Cap Value    Growth    Small Cap
                             -------------   ---------   ---------  ---------   --------   -------------   --------   ---------
Inception Dates                03/01/99      03/01/99    03/01/99   03/01/99    03/01/99     03/01/99      04/15/97   03/01/99
Inception Date Unit Value        $10.00        $10.00      $10.00     $10.00      $10.00       $10.00        $10.00     $10.00
04/30/2002                        $9.21         $9.60       $9.27     $10.37      $10.62       $11.49        $10.69     $10.12